SCHEDULE 14A
                              AMENDMENT NO. 1
                              (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [  ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          ADVANCE PARADIGM, INC.
               (Name of Registrant As Specified in Charter)

 ........................................................................
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          $__________ (aggregate amount to be distributed to security holders)

     4)   Proposed maximum aggregate value of transaction:
          $__________ (aggregate amount to be distributed to security holders)

     5)   Total fee paid:
          $__________

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ..................................................................

     2)   Form, Schedule or Registration Statement No.:

          ..................................................................

     3)   Filing Party:

          ..................................................................

     4)   Date Filed:

          ..................................................................

                               [COMPANY LOGO]




                 545 E. John Carpenter Freeway, Suite 1570
                               Irving, Texas

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       Wednesday, November 10, 1999

To the Stockholders of Advance Paradigm, Inc.

     The 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Advance Paradigm, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, November 10, at 2:00 p.m. at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, for the following purposes:

     1. To elect two directors to serve until the Company's Annual Meeting of Stockholders in 2002;

     2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000;

     3. To approve the Company's Amended and Restated Incentive Stock Option Plan (the "1993 Incentive Plan") as amended to (i) increase the number of shares available for issuance thereunder from 2,359,000 to 3,359,000, and (ii) conform the plan to the requirements of
          Section 162(m) of the Internal Revenue Code of 1986, as amended
          (the "Code"), in order to preserve the full income tax deduction available to the Company;

     4.   To approve the Company's Corporate Officer Incentive Plan;

     5. To ratify the selection of Arthur Andersen, LLP as independent auditors for the Company for the fiscal year ending March 31, 2000; and

     6. To transact all other business that may properly come before such meeting or any adjournment(s) thereof.

     The close of business on September 17, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. Only holders of record of common stock of the Company ("Common Stock") at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. The Company's stock transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any Company stockholder at the Company's headquarters, 545 E. John Carpenter Freeway, Suite 1570, Irving, Texas 75062, for purposes pertaining to the Annual Meeting, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. A self-addressed, postage prepaid envelope is enclosed for your convenience. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement.

                                   By order of the Board of Directors

                                   ADVANCE PARADIGM, INC.


                                   Danny Phillips
                                   Secretary
OCTOBER 22, 1999

                             [COMPANY LOGO]



                545 East John Carpenter Freeway, Suite 1570
                           Irving, Texas  75062
                              (972) 830-6199


                           ____________________

                              PROXY STATEMENT
                           ____________________


                 SOLICITATION AND REVOCABILITY OF PROXIES


     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting to be held on Wednesday, November 10, 1999, at 2:00 p.m., local time, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. These persons will receive no special compensation for any solicitation activities. The Company will, upon request, reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock. The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about October 21, 1999.

     The enclosed proxy, although executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy bearing a later date, (b) by written notice of revocation to the Secretary of the Company at the address set forth above, or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

     At the close of business on September 17, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 10,588,228 shares of Common Stock, each share of which is entitled to one vote. Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.

                         A. ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting. Stephen L. Green and Michael D. Ware have been nominated to serve as directors and, if elected, will serve until the Company's Annual Meeting of Stockholders in 2002 and until their respective successors shall have been duly elected and qualified or until their earlier death, resignation, disqualification or removal from office. Each of these nominees for director currently serves as a director of the Company. Under the Bylaws of the Company and consistent with Delaware law, directors shall be elected by plurality vote at each annual meeting of stockholders at which a quorum is present and, accordingly, abstentions and "broker non-votes" will have no effect on the election of directors except in determining if a quorum is present. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy, if signed and returned, will be voted for the election of the below-listed nominees. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF STEPHEN L. GREEN AND MICHAEL D. WARE TO THE BOARD OF DIRECTORS.

     The following table sets forth certain information regarding the director nominees and the other directors of the Company:

                                                    SERVED AS     DIRECTOR'S
                                                     DIRECTOR        TERM
NAME                     AGE         POSITION         SINCE         ENDING
----                     ---         --------         -----         ------

David D. Halbert. . . .  43     Chairman of the        1986          2001
                                Board, President and
                                Chief Executive
                                Officer
Jon S. Halbert. . . . .  39     Executive Vice         1988          2001
                                President, Chief
                                Operating Officer
                                and Director
David A. George . . . .  44     Executive Vice         1998          2000
                                President and
                                Director
Rogers K. Coleman, M.D.  67     Director               1996          2001
Stephen L. Green. . . .  48     Director               1993          1999
Jeffrey R. Jay. . . . .  41     Director               1993          2000
Kenneth J. Linde. . . .  52     Director               1997          1999
Michael D. Ware . . . .  53     Director               1993          1999

     DAVID D. HALBERT founded the Company in 1986 and has continuously served as Chairman of the Board, President and Chief Executive Officer of the Company. David D. Halbert is the brother of Jon S. Halbert.

     JON S. HALBERT joined the Company in January 1988 and has continuously served as a director and as an executive officer of the Company since that date. Mr. Halbert currently serves as an Executive Vice President and Chief Operating Officer of the Company. Jon S. Halbert is the brother of David D. Halbert.

     DAVID A. GEORGE has served as a director of the Company since November 1998 and has served as Executive Vice President since March 1999. From October 1995 to November 1998, Mr. George served as Executive Vice President of United HealthCare Corporation. Before United HealthCare, Mr. George was Executive Vice President of MetraHealth Corporation ("MetraHealth"), from December 1994 to October 1995. MetraHealth merged with United HealthCare Corporation in October 1995. Prior to joining MetraHealth, Mr. George was President of Southern Group Operations for The Prudential Healthcare System.

     ROGERS K. COLEMAN, M.D., has served as a director of the Company since September 1996. Dr. Coleman has been employed by Blue Cross & Blue Shield of Texas, Inc. ("BCBS of Texas") since 1976, and has served in various executive capacities for BCBS of Texas since 1986, including as its President since January 1991. In addition, since January 1991, Dr. Coleman has served as a director of the Blue Cross & Blue Shield Association, the national association of Blue Cross & Blue Shield plans. Since the merger between BCBS of Texas and Blue Cross & Blue Shield of Illinois in December 1998, Dr. Coleman has served as Chairman of the Board of its parent company, Health Care Service Corporation.

     STEPHEN L. GREEN has served as a director of the Company since August 1993. Mr. Green currently serves as a General Partner of Canaan Partners, a venture capital firm. Prior to joining Canaan Partners in November 1991, Mr. Green served as Managing Director in GE Capital's Corporate Finance Group for more than five years. Mr. Green currently serves on the Board of Directors of the following public companies: Mortgage.com, Inc. and Suiza Foods Corporation.

     JEFFREY R. JAY, M.D., has served as a director of the Company since August 1993. Since September 1993, he has been a General Partner of J. H. Whitney & Co., a venture capital firm. Dr. Jay currently is a national advisory member of the American Medical Association's Physician Capital Source Committee and is a director of Nitinol Medical Technologies.

     KENNETH J. LINDE has served as a director of the Company since January 1997. Mr. Linde is currently President and Chief Executive Officer of Discovery Health North America, a newly formed health insurance company as of May 1999. Mr. Linde served as Chief Operating Officer of Coventry Health Care from April 1998 until July 1998. Before Coventry Health Care, Mr. Linde served as President and Chief Executive Officer of Principal Health Care, Inc., a subsidiary of The Principal Financial Group, from January 1987 to April 1998. Principal Health Care, Inc. merged with Coventry Corporation in April 1998.

     MICHAEL D. WARE has served as a director of the Company since July 1993. Mr. Ware is a co-founder of Advance Capital Markets, Inc., a private investment firm, and has served as its Managing Director since January 1989. Prior to founding Advance Capital Markets, Inc., Mr. Ware was the President of Reliance Energy Services, Inc.

     The directors elected at the Annual Meeting will hold office until the 2002 annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal from office.

     The following table sets forth information regarding the executive officers of the Company who are not directors of the Company:

NAME                               AGE  POSITION
----                               ---  --------
Joseph J. Filipek, Jr., P.D. .     44   Executive Vice President
T. Danny Phillips. . . . . . .     40   Senior Vice President, Chief
                                        Financial Officer, Secretary and
                                        Treasurer
John H. Sattler, R.Ph. . . . .     47   Senior Vice President, Sales and
                                        Marketing
Alan T. Wright, M.D., M.P.H. .     43   Senior Vice President and Chief
                                        Medical Officer
Robert W. Horner, III. . . . .     38   Senior Vice President, General Counsel
Andrew C. Garling, M.D.. . . .     54   Senior Vice President, Disease
                                        Management Programs

     JOSEPH J. FILIPEK, JR., P.D., currently serves as an Executive Vice President of the Company. Prior to joining the Company in December 1993, Dr. Filipek founded Advance Paradigm Clinical Services, Inc. ("Advance Clinical") in 1991 as a wholly owned subsidiary of Blue Cross & Blue Shield of Maryland, Inc. ("BCBS of Maryland") and has continuously served as its Chief Executive Officer and President. Advance Clinical is a wholly owned subsidiary of the Company, acquired by the Company in December 1993. From 1985 to 1990, Dr. Filipek served as Director of Pharmacy for FreeState Health Plan, and from 1982 to 1984, he held various managerial positions in the Department of Pharmacy, University of Maryland.

     T. DANNY PHILLIPS joined the Company in February 1992, and currently serves as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company and its subsidiaries. Prior to joining the Company, Mr. Phillips served as Chief Financial Officer of Aloha Petroleum, Ltd., a retail gasoline company, from April 1991 to February 1992. From 1985 to April 1991, Mr. Phillips served in various financial management positions for Harken Energy Corporation, a publicly held company, and its then wholly owned subsidiary E-Z Serve, Inc. Prior to 1985, Mr. Phillips, a certified public accountant, was with the accounting firm of Condley and Company.

     JOHN H. SATTLER, R.PH., joined the Company in 1994, and serves as Senior Vice President, Sales and Marketing of the Company. Prior to joining the Company, Mr. Sattler served as Vice President, Sales and Marketing for Health Care Pharmacy Providers, Inc. from September 1992 to November 1994. Prior to 1992, he served as Manager of Third Party Marketing for American Drug Stores, Inc.

     ALAN T. WRIGHT, M.D., M.P.H., joined the Company in April 1994 and currently serves as Senior Vice President and Chief Medical Officer of the Company. Dr. Wright has been serving as the Senior Vice President and Chief Medical Officer of the Company since February 15, 1996. From 1992 to April 1994, he served as Associate Corporate Medical Director at BCBS of Maryland. Before 1992, he served as Medical Director for Aetna Health Plans of the Mid-Atlantic Region. He currently is a diplomate to the American Board of Internal Medicine and the National Board of Medical Examiners.

     ROBERT W. HORNER, III joined the Company in August 1999, and serves as Senior Vice President, General Counsel. Prior to joining the Company, from November 1996, Mr. Horner served as Senior Vice President, General Counsel and Secretary for Vitalink Pharmacy Services, Inc. On August 28, 1998, Mr. Horner resigned from his positions as Senior Vice President and Secretary of Vitalink pursuant to the terms of Vitalink's merger agreement with Genesis Health Ventures, Inc. and continued to serve as General Counsel of Vitalink until January 1999. Mr. Horner continues to serve as a consultant pursuant to an agreement with Vitalink Pharmacy Services, Inc. which is in effect through June 2000. From March 1996 to November 1996, Mr. Horner served as General Counsel and Secretary of In Home Health, Inc., an affiliated company of Vitalink. Prior to March 1996, Mr. Horner served as an attorney for Manor Care, Inc., also an affiliated company of Vitalink.

     ANDREW C. GARLING, M.D. joined the Company in August 1999, and serves as Senior Vice President, Disease Management Programs. Prior to joining the Company, from 1997 to 1999, Dr. Garling served as Chief Medical Officer and Senior Vice President of the Payor Solutions Group at McKesson HBOC. From 1995 to 1997, Dr. Garling served as Vice President and Chief Medical Officer of Advanced Health Inc., a physician practice management company. Prior to 1995, Dr. Garling served as Chief Information Officer of the Southern Group Operations of Prudential Healthcare Systems Inc.

     The executive officers named above were elected to serve in such capacities until their respective successors have been duly elected and have been qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during fiscal year 1999. Each of the directors attended at least 75% of the aggregate total meetings of the Board of Directors, except Rogers K. Coleman attended 50% of these meetings.

     The Board of Directors currently has two standing committees, the Compensation Committee and the Audit and Investment Committee. The Compensation Committee, which currently consists of Dr. Coleman and Messrs. Linde and Ware, meets periodically to review executive compensation and approve grants of options to Company officers and employees, as well as to renew, approve and recommend to the Board of Directors the terms and conditions of all stock option plans or changes to stock option plans. The Compensation Committee met one time during fiscal 1999 and each member attended such meeting and held one meeting via unanimous written consent. The Audit and Investment Committee, which currently consists of Messrs. Ware, Green, Linde and Dr. Jay, recommends to the Board of Directors (for ratification by the stockholders) a public accounting firm to conduct the annual audit of the accounts of the Company and reviews and recommends potential investment opportunities for the Company's excess cash. The Audit and Investment Committee also meets with the Chief Financial Officer and the accounting firm at the conclusion of the annual audit to review the audited financial statements and to discuss the results of the audit, any significant recommendations by the accounting firm for improvement of the Company's accounting systems and controls, and the quality and depth of staffing in the accounting and financial departments of the Company. The Audit Committee met one time during fiscal 1999 and all members attended this meeting, except for Kenneth J. Linde.

COMPENSATION OF DIRECTORS

     Each non-officer director received $2,000 per meeting attended and $1,000 per committee meeting attended during the year ended March 31, 1999. The Company reimburses directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings. Directors are eligible to receive nonstatutory stock options under the Company's 1997 Nonstatutory Stock Option Plan. See "Executive Compensation --- Stock Option Plans" for a description of such plan.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation paid or awarded by the Company to the Chief Executive Officer and the four most highly compensated executive officers whose cash compensation exceeded $100,000 (the "Named Executives") for services rendered in all capacities for fiscal years 1999, 1998 and 1997.

SUMMARY COMPENSATION TABLE


                                                            LONG-TERM
                                                           COMPENSATION
                                                        AWARDS SECURITIES
                                 ANNUAL COMPENSATION  ------------------------
                                 -------------------  UNDERLYING   ALL OTHER
                          YEAR    SALARY $  BONUS $   OPTIONS (#) COMPENSATION
                          ----   --------   --------  ----------- ------------
David D. Halbert          1999   $383,333   $383,333     75,000       ---
  Chairman of the Board,  1998   $308,654   $172,500                  ---
  President and Chief
  Executive Officer       1997   $171,635    $91,000     92,500       ---


Jon S. Halbert            1999    266,667    186,667     50,000       ---
  Executive Vice          1998    216,731    113,620        ---       ---
  President and Chief     1997    152,981     76,570     92,500       ---
  Operating Officer

Joseph J. Filipek, Jr.    1999    199,277     95,439     40,000       ---
  Executive Vice          1998    175,898     84,845        ---       ---
  President               1997    156,492     70,947     57,500       ---

T. Danny Phillips         1999    196,667    118,000     40,000       ---
  and Senior Vice         1998    168,846     81,290        ---       ---
  President Chief         1997    156,277     69,983     48,750       ---
  Financial Officer

Alan T. Wright            1999    182,776     62,900        ---       ---
  Senior Vice President   1998    174,769     61,425     30,000       ---
  and Chief Medical       1997    162,389     59,500        ---       ---
  Officer


     The following table sets forth information regarding the stock option grants made by the Company to the Named Executives during fiscal year 1999. In addition, in accordance with the regulations of the Securities and Exchange Commission (the "Commission"), hypothetical gains or "option spreads" that would exist for the respective options are shown. These gains are based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                         PERCENT OF                           POTENTIAL REALIZABLE
                                           TOTAL                                VALUE AT ASSUMED
                          NUMBER OF       OPTIONS                               ANNUAL RATES OF
                          SECURITIES     GRANTED TO                               STOCK PRICE
                          UNDERLYING     EMPLOYEES    EXERCISE                  APPRECIATION FOR
                           OPTIONS       IN FISCAL     PRICE     EXPIRATION      OPTION TERM(2)
NAME                      GRANTED(1)        YEAR       ($/SH)       DATE        5%($)      10%($)
----                      ----------        ----       -----        ----        -----      ------
David D. Halbert (3). . .    75,000        14.3%       $29.38     6/25/08     1,385,250  3,511,500
Jon S. Halbert (3). . . .    50,000          9.5        29.38     6/25/08       923,500  2,341,000
Joseph J. Filipek, Jr.(3)    40,000          7.6        29.38     6/25/08       738,800  1,872,800
T. Danny Phillips (3) . .    40,000          7.6        29.38     6/25/08       738,800  1,872,800
Alan T. Wright. . . . . .       ---          ---          ---         ---           ---        ---

_______________
(1) The options reflected in this table were all granted under the Company's 1993 Incentive Stock Option Plan. The date of grant is 10 years prior to the expiration date listed.
(2) These amounts represent only certain assumed rates of appreciation based on the grant date value in accordance with the Commission's executive compensation rules. Actual gains, if any, on stock option exercises will depend on future performance of the Common Stock. No assurance can be given that the values reflected in these columns will be achieved.
(3) The options vest and become exercisable in cumulative installments of one-fifth of the number of shares of Common Stock upon the first five anniversaries of the date of grant so long as the officer remains an employee of the Company or its affiliates on such anniversaries.

     The following table summarizes pertinent information concerning the number and value of any options held by the Named Executives at March 31, 1999.


               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                   NUMBER OF
                                                  SECURITIES
                                                  UNDERLYING
                                                  UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                 OPTIONS AT          IN-THE-MONEY
                          ACQUIRED                FISCAL YEAR          OPTIONS AT
                             ON        VALUE        END (#)       FISCAL YEAR END ($)
                          EXERCISE   REALIZED    EXERCISABLE/         EXERCISABLE/
                             (#)        ($)    UNEXERCISABLE(1)     UNEXERCISABLE(2)
                          --------   --------  ----------------     ----------------
David D. Halbert             19,731    508,035   297,498/122,500   17,697,459/5,074,844
Jon S. Halbert                2,834     47,200    315,250/97,500   18,897,659/4,229,531
Joseph J. Filipek, Jr.       35,000  1,448,513     68,333/69,167    3,888,129/2,909,652
T. Danny Phillips            46,750  1,914,093     55,833/63,917    3,158,585/2,625,168
Alan T. Wright                7,500    267,000     19,750/34,000      922,453/1,339,875

_______________
(1) Upon the consummation of a sale of substantially all of the Common Stock or assets of the Company or a merger in which the Company is not the surviving corporation, the options will vest immediately prior to such transaction.
(2) The value of the options is based upon the difference between the March 31, 1999 market value of $63-3/16 per share and the exercise price.

EMPLOYMENT AGREEMENTS

     Effective as of March 1, 1999, the Company entered into a two-year employment agreement with Mr. George to serve as Executive Vice President of the Company. Mr. George is entitled to receive an annual base salary of $250,000 subject to increases as may be determined by the Company. In addition, the employment agreement provides that Mr. George is entitled to participate in any bonus or benefit plans of the Company. Further, the employment agreement grants 60,000 qualified stock options to Mr. George, which vest over four years. The employment agreement contains confidentiality, noncompetition and nonsolicitation provisions effective during the term of the employment and for one year after employment has terminated.

     In connection with the Company's acquisition of Advance Clinical in December 1993, Advance Clinical entered into a three-year employment agreement with Dr. Filipek. This contract was extended in December 1996 for a term of three years and again in April 1999 for an additional three-year term. Dr. Filipek, employed as President and Chief Executive Officer of Advance Clinical, is entitled to an annual base salary of $215,000, subject to a target annual increase of $15,000. In addition, the employment agreement provides that Dr. Filipek is entitled to participate in any bonus, insurance, 401(k) or other plans generally available to Advance Clinical's employees. Further, the employment agreement granted a total of 97,500 qualified stock options to Dr. Filipek, which vest over five years. The employment agreement contains confidentiality, noncompetition and non-solicitation provisions effective during the term of employment and for one year after employment has terminated, unless employment is terminated for cause, in which case the noncompetition provision will survive for two years.

     Effective as of November 14, 1996, the Company entered into a three-year employment agreement with Mr. Sattler to serve as the Company's Senior Vice President, Sales and Marketing. Mr. Sattler is entitled to receive an annual base salary of $155,000, subject to annual increases of at least $10,000. In addition, the employment agreement provides that Mr. Sattler is entitled to participate in any bonus and benefit plans of the Company. Further, the employment agreement grants 32,500 qualified stock options to Mr. Sattler, which vest over five years. The employment agreement contains confidentiality, noncompetition and non-solicitation provisions effective during the term of the employment and for one year after employment has terminated.

     Effective as of February 15, 1996, the Company entered into a three-year employment agreement with Dr. Wright to serve as Senior Vice President and Chief Medical Officer of the Company. This agreement was amended on April 1, 1999, for a term ending March 31, 2002. Under the amended agreement, Dr. Wright is entitled to an annual base salary of $200,000 with such increases as may be determined by the Company. In addition, the employment agreement provides that Dr. Wright is entitled to participate in certain bonus or benefit plans of the Company. The employment agreement, as amended, grants a total of 38,750 qualified stock options to Dr. Wright, which vest over five years. The employment agreement contains confidentiality, noncompetition and non-solicitation provisions effective during the term of employment and for one year after employment has terminated, unless employment is terminated for cause, in which case the noncompetition provision will survive for two years.

STOCK OPTION PLANS

     On July 30, 1993, the Board of Directors and the stockholders of the Company adopted the 1993 Incentive Plan which provides for the grant of qualified stock options to officers and key employees of the Company. The purpose of the 1993 Incentive Plan is to assist the Company in attracting and retaining key employees. A total of 2,359,000 shares of Common Stock has been reserved for issuance under the 1993 Incentive Plan. At the Annual Meeting, the stockholders are being asked to approve an amendment to the 1993 Incentive Plan increasing the number of shares reserved for issuance under the 1993 Incentive Plan to 3,359,000. As of September 30, 1999, no shares of Common Stock remained available for future grants under the 1993 Incentive Plan, and options to acquire an additional 56,103 shares have been contingently granted under the 1993 Incentive Plan, subject to approval by the stockholders of an increase in the aggregate number of shares reserved for issuance under the 1993 Incentive Plan to 3,359,000. The options granted under the 1993 Incentive Plan are incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     In connection with the merger of Advance Health Care, Inc. ("Advance Health Care") with and into the Company, the 1993 Incentive Plan was amended to increase the number of shares reserved for issuance thereunder to 1,859,000 and the Advance Health Care incentive stock option plan was merged with and into the 1993 Incentive Plan. Holders of options under the Advance Health Care incentive stock option plan received options to purchase Common Stock under the 1993 Incentive Plan. On October 29, 1998, the stockholders of the Company approved an amendment to the 1993 Incentive Plan, which amendment increased the number of shares reserved for issuance under the 1993 Incentive Plan to 2,359,000.

     The 1993 Incentive Plan is administered by the Compensation Committee of the Board of Directors, which is comprised of directors who are not participants in the 1993 Incentive Plan. Subject to the provisions of the 1993 Incentive Plan, the Compensation Committee has the authority to administer the 1993 Incentive Plan and determine, among other things, the interpretation of any provision of the 1993 Incentive Plan, the eligible employees who are to be granted stock options, the number of shares which may be issued and the option exercise price. In no event will options be granted at prices less than the fair market value of the Common Stock on the date of grant. No option can be granted for a term of more than ten years.

     Options granted under the 1993 Incentive Plan are not transferable other than by will or under the laws of descent and distribution, and are exercisable during the lifetime of the optionee or his guardian or legal representative. Upon termination of the optionee's employment with the Company, the period of time during which the stock options are exercisable is restricted to three months. The Board of Directors has the right to amend, suspend or terminate the 1993 Incentive Plan at any time, but no such action can affect or impair the rights of any optionee under any options granted prior to such action. Certain amendments must be approved by the holders of Common Stock.

     On December 1, 1993, in connection with the Advance Clinical acquisition, the Board of Directors of the Company adopted a second incentive stock option plan, the terms and provisions of which are identical to those of the 1993 Incentive Plan. A total of 178,750 shares of Common Stock were reserved for issuance under this second incentive stock option plan (the "Advance Clinical Plan"), all of which have been issued to employees of Advance Clinical.

     On May 1, 1997, the Board of Directors and the stockholders of the Company adopted the 1997 Nonstatutory Stock Option Plan (the "Nonstatutory Plan"), which provides for the grant of stock options to directors, officers, consultants, advisors and employees of the Company. The purpose of the Nonstatutory Plan is to advance the interests of the Company by encouraging stock ownership on the part of certain directors, officers, consultants, advisors and employees, by enabling the Company to secure and retain the services of highly qualified persons, and by providing such persons with an additional incentive to advance the success of the Company. A total of 300,000 shares of Common Stock has been reserved for issuance under the Nonstatutory Plan. As of September 30, 1999, options to purchase 163,922 shares of Common Stock have been granted thereunder.

     The Nonstatutory Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Nonstatutory Plan, the Compensation Committee has the authority to administer the Nonstatutory Plan and determine, among other things, the interpretation of any provision of the Nonstatutory Plan, the eligible employees who are to be granted stock options and the number of shares which may be issued. Except as otherwise provided in an optionee's Nonstatutory Stock Option Agreement, the exercise price for each option share will be determined by the Compensation Committee. No option can be granted for a term of more than ten years.

     Options granted under the Nonstatutory Plan may be transferred by the optionee, provided that there is no consideration for such transfer, the optionee remains responsible for employment tax and other withholding taxes associated with the exercise of the options, the optionee notifies the Company in writing that such transfer has occurred and the Company approves the transfer documents (which approval will not be unreasonably withheld). Upon termination of the optionee's service relationship with the Company, the period of time during which the stock options are exercisable is restricted to twelve months. The Board of Directors has the right to alter, amend, suspend or discontinue the Nonstatutory Plan, or alter or amend any and all option agreements granted thereunder.

INCENTIVE COMPENSATION PLAN

     Employees of the Company who hold director-level positions or higher are eligible to receive annual incentive-based bonus payments if the Company meets or exceeds certain predetermined annual performance goals. The bonuses payable under the incentive compensation plan are based on a percentage of each participating employee's salary. One-half of the bonus is payable upon the Company meeting the predetermined performance goals, with the other one-half subject to the satisfaction of certain performance goals as determined by management for such individual participant.

401(K) PLAN

     The Company has established a tax-qualified employee savings and retirement plan (the "401(k) Plan"). All employees who have been employed by the Company for at least three months are eligible to participate. Employees may contribute to the 401(k) Plan subject to a statutory annual limit. The Company is required to make contributions to the 401(k) Plan of at least 50% of the first 6% of salary deferral contributed by each participant. For the fiscal year ended March 31, 1999, the Company contributed an aggregate of $268,000 to the 401(k) Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION

     In fiscal year 1999, decisions with respect to the compensation of the Company's executive officers and other employees were made by a Compensation Committee consisting of Dr. Coleman and Messrs. Linde and Ware. None of the members of the Compensation Committee is an officer of the Company.

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE STOCKHOLDER RETURN PERFORMANCE PRESENTATION THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.


          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's compensation plans, including the Company's stock option plans. The Committee has established compensation policies and made the compensation decisions described herein for the years presented. The Committee's compensation policies were applied to each of the Named Executives, including the Chief Executive Officer ("CEO"), in the same manner.

     The Committee believes that in order for the Company to succeed it must be able to attract and retain qualified executives. The objectives of the Committee in determining the type and amount of executive officer compensation are (i) to provide a compensation package consisting of a base salary, bonus and long term incentives in the form of stock options, in the aggregate, competitive with the median range for peer group companies and
(ii) to allow the Company to attract and retain talented executive officers and to align their interests with those of the shareholders.

CASH COMPENSATION

     The Company's cash compensation policy for its executive officers, including the CEO, is to provide short-term compensation consisting of two components, a base annual salary that does not fluctuate and a cash bonus awarded based upon specific short-term financial goals of the Company.

BASE SALARY

     In fiscal year 1999, the Company engaged an outside consultant to determine the extent to which the Company's policy on cash compensation was being met with respect to all executive officers of the Company. Overall, it was the Committee's intent that the salaries of the Company's officers be competitive with those of executives with like responsibilities in companies within this peer group. The CEO's base salary was determined in this manner, as reflected in the summary compensation table.

BONUS

     Annual incentive bonuses are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer. Accordingly, the executive officers of the Company, including the CEO, participated in an annual executive bonus plan that provides for cash bonuses based upon the Company's overall financial performance and the achievement of certain specified levels of profitability for the fiscal year 1999. The Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with the Company's annual financial plan. The purpose of the bonus plan is to reward and reinforce management's commitment to achieve levels of annual profitability and return consistent with increasing stockholder value.

     The Committee annually determines in advance each executive's participation level in the bonus plan. The Committee takes into account various qualitative and quantitative factors that reflect the executive's position, longevity in office, level of responsibility, and ability to impact the Company's profitability and financial success. For fiscal year 1999 (as compared to fiscal year 1998), the Company increased revenues by 63% and net income by 60%, both of which were in excess of the Company's financial plan. Cash bonuses earned under the bonus plan are paid each year upon completion of the Company's annual audit of the results of operations for the previous fiscal year by the Company's outside auditors. The CEO's bonus was determined in this manner, as reflected in the summary compensation table.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive compensation is in the form of the Company's stock option plans, which are designed to align the executive's incentive compensation more directly with stockholder values by linking compensation to the long-term performance of the Company's stock. Long-term compensation is also designed to encourage executives to make career commitments to the Company. The size of an executive's stock option award is based upon management's and the Committee's subjective evaluation of the contribution an executive can and has made to overall growth and profitability of the Company and the number of shares available for award under the stock option plan.

     Stock options are granted with an exercise price equal to the market value on the date of grant and constitute compensation only if the Company's stock price increases thereafter. The Committee has discretion to determine the vesting schedule for each option grant and generally has made grants which become exercisable in equal amounts over three or five years. Executives must be employed by the Company at the time of vesting in order to exercise their options.

                         Compensation Committee

                         Kenneth J. Linde, Chairman
                         Rogers K. Coleman, M.D.
                         Michael D. Ware


                STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq National Market (U.S. Companies) ("Nasdaq Market Index") and the CRSP Total Return Industry Index for Nasdaq Health Services Stocks ("Health Services Index") for the period commencing on October 8, 1996(1) and ending on March 31, 1999.

                COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                 OCTOBER 8, 1996 THROUGH MARCH 31, 1999(2)


                  ADVANCE PARADIGM, INC.    NASDAQ   N-HEALTH SERVICES
                  ----------------------    ------   -----------------
OCTOBER 1996                100              100            100
MARCH 1997                 147.2             98.2           83.9
MARCH 1998                 440.3            149.0          100.5
MARCH 1999                 702.1            200.5           69.6
_______________
(1) For purposes of this presentation, the Company has used a per share price of $9.00 which was the closing sales price of the Company's Common Stock on October 8, 1996. Trading in the Company's Common Stock commenced on October 8, 1996, and the Company's fiscal year ends on March 31.
(2) Assumes that $100.00 was invested in October 8, 1996 in the Company's Common Stock at a price of $9.00 per share and at the closing sales price for each index on that date that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

           CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

ISSUANCE OF SERIES B PREFERRED STOCK

     On June 25, 1996, the Company and BCBS of Texas entered into a stock purchase agreement (the "Series B Stock Purchase Agreement") pursuant to which BCBS of Texas purchased an aggregate of 2,597 shares of the Series B Preferred Stock at an effective purchase price of $3,850 per share. Upon consummation of the initial public offering (at the initial public offering price of $9.00 per share), the number of shares of Series B Preferred Stock was adjusted to 4,444 shares (at an effective purchase price of $2,250 per share). BCBS of Texas has certain registration rights in connection with its shares of Series B Preferred Stock. In April 1998, BCBS of Texas converted the Series B Preferred Stock, in accordance with its terms, into 1,111,111 shares of Common Stock. Dr. Coleman, a director of the Company, has been employed by BCBS of Texas since 1976, and has served in various executive capacities for BCBS of Texas since 1986, including as its President and Chief Executive Officer since January 1991.

ADVANCE CAPITAL MARKETS

     In fiscal 1998, the Company entered into an agreement with Advance Capital Markets ("ACM") pursuant to which ACM agreed to act as financial advisor for the Company. In exchange for these professional services, the Company paid ACM a fee of $150,000 in 1998 in connection with the IMR transaction and $85,000 in connection with the Baumel-Eisner transaction. The fees paid are equivalent to or less than similar fees incurred in arm's-length transactions. Michael Ware, a Director of the Company, is the Managing Director and President of ACM.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors and Executive Officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge and based solely on review of the copies of such reports furnished to the Company during the period commencing April 1, 1998 and ending March 31, 1999, its Officers, Directors and greater than 10% stockholders had complied with all applicable Section 16(a) filing requirements.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
                              AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of September 30, 1999 with respect to (i) each person known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's directors and Named Executives; and (iii) all directors and executive officers as a group. Pursuant to the rules of the Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days after September 30, 1999, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.

                                                     BENEFICIAL OWNERSHIP
                                                    ---------------------
                                                     NUMBER    PERCENTAGE
                                                    ---------  ----------

Blue Cross & Blue Shield of Texas, Inc. (1). . . .  1,111,111       10.5
  901 S. Central Expressway
  Richardson, TX 75081
Essex Investment Management Corp. (2). . . . . . .    883,555        8.4
  125 High Street, Boston, MA 02110
David D. Halbert (3) . . . . . . . . . . . . . . .    654,587        6.0
  545 E. John Carpenter Freeway, Suite 1570,
  Irving, TX 75062
Warburg Pincus Asset Management, Inc. (4). . . . .    539,316        5.1
  466 Lexington Avenue, New York, NY 10017
Jon S. Halbert (5) . . . . . . . . . . . . . . . .    451,772        4.1
Joseph J. Filipek (6). . . . . . . . . . . . . . .     78,833        *
T. Danny Phillips (7). . . . . . . . . . . . . . .     91,833        *
Alan T. Wright (8) . . . . . . . . . . . . . . . .     22,250        *
All directors and executive officers
  as a group (14 persons) (9). . . . . . . . . . .  2,523,069       21.9%
_______________
(1) Represents 1,111,111 shares issued in April 1998 upon the conversion of the Series B Preferred Stock held by BCBS of Texas. Dr. Coleman, a director of the Company, is an officer of BCBS of Texas.
(2) Based upon information filed by Essex Investment Management Corp. with the Securities and Exchange Commission on Form 13G on January 5, 1999.
(3) Includes 319,998 shares issuable pursuant to options which are exercisable within 60 days of September 30, 1999. Includes 19,592 shares held by Halbert & Associates, Inc. David D. Halbert may be deemed to beneficially own all of the shares held by Halbert & Associates, Inc. Also includes 31,896 shares of Common Stock held for the benefit of Mr. D. Halbert's minor children, as to which Mr. D. Halbert disclaims beneficial ownership.
(4) Based upon information filed by Warburg Pincus Asset Management, Inc. with the Securities and Exchange Commission on Form 13G on January 8, 1999.
(5) Includes 337,750 shares issuable pursuant to options which are exercisable within 60 days of September 30, 1999. Includes 19,592 shares held by Halbert & Associates, Inc. Jon S. Halbert may be deemed to beneficially own all of the shares held by Halbert & Associates, Inc. Also includes 42,528 shares of Common Stock held for the benefit of Mr. J. Halbert's minor children, as to which Mr. J. Halbert disclaims beneficial ownership.
(6) Includes 78,833 shares issuable pursuant to options which are exercisable within 60 days of September 30, 1999.
(7) Includes 69,583 shares issuable pursuant to options which are exercisable within 60 days of September 30, 1999.
(8) Includes 22,250 shares issuable pursuant to options which are exercisable within 60 days of September 30, 1999.
(9) Includes 1,140,703 shares beneficially held by entities affiliated with certain directors and includes 904,998 shares subject to stock options held by officers and directors exercisable within 60 days of September 30, 1999.

*Less than 1.0%

 B.  APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
                               INCORPORATION

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 25,000,000 shares to 50,000,000 shares. The text of the proposed amendment is included in the form of Certificate of Amendment attached to this Proxy Statement as APPENDIX A.

     As of September 30, 1999, there were outstanding 10,593,228 shares of Common Stock, 2,365,268 shares of Common Stock were reserved for issuance upon the exercise of options granted under the Company's stock option plans and 638,430 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants. In addition, the Board of Directors, subject to the stockholder's approval of this proposal to increase the authorized number of shares of Common Stock, has approved a two-for-one stock split of the Company's Common Stock in the form of a stock dividend, which would use more than all of the currently authorized but unissued shares of Common Stock. The Board of Directors believes that the stock split will be beneficial to the trading market for the Common Stock and will promote liquidity in the Common Stock by reducing the per share trading price and increasing the number of publicly traded shares. If this proposal to increase the authorized number of shares of Common Stock is approved by the stockholders, the stock split will become effective as of the close of business on November 11, 1999, and stockholders of record as of that date
(the "record date") will receive one additional share of Common Stock for each share held on the record date. The additional shares will be mailed or delivered on or about November 30, 1999, by the Company's transfer agent, ChaseMellon Shareholder Services L.L.C. If this proposal to increase the authorized number of shares of Common Stock is not approved by the stockholders, the Company will not have a sufficient number of authorized shares of Common Stock to effect the two-for-one stock split and, accordingly, the stock split will not become effective.

     The authorization of an additional 25,000,000 shares of Common Stock as contemplated by the proposed amendment would give the Board of Directors the express authority, without further action of the Company's stockholders, to issue such shares of Common Stock from time to time as the Board of Directors deems necessary or advisable. The Board of Directors believes that having available additional authorized but unissued shares of Common Stock will allow the Company greater flexibility in considering potential future actions involving the issuance of capital stock for business and financial purposes in the future. Other than shares to be distributed in connection with the stock split, the Company currently has no specific plans to issue the additional shares of Common Stock that would be authorized by this proposal. The additional shares may be used, without further stockholder approval, for various purposes including raising capital, acquisitions, providing equity incentives to employees, officers or directors, and stock splits in the form of stock dividends.

     Although the proposed increase in the authorized capital stock of the Company could be construed as having anti-takeover effects, neither the Board of Directors nor the Company's management views this proposal in that perspective. Nevertheless, the Company could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, privately placing shares to purchasers who might side with the Board of Directors in opposing a hostile takeover bid. The Company is not aware of such hostile takeover bid at this time. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company's Bylaws or certain provisions of the Company's Amended and Restated Certificate of Incorporation would not receive the requisite vote required. Such uses of the Common Stock could render more difficult or discourage an attempt to acquire control of the Company, if such transactions were opposed by the Board of Directors.

     The additional shares of Common Stock will have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment and any issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the outstanding number of shares of Common Stock such as dilution of earnings per share and voting rights of current holders of Common Stock.

     If this proposal to increase the authorized number of shares of Common Stock is approved by the stockholders, it will become effective when the Company files a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company anticipates that it will file the Certificate of Amendment with the Secretary of State of the State of Delaware shortly after the Annual Meeting of Stockholders.

     Approval of the proposed amendment will require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this matter.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

            C. APPROVAL OF THE AMENDED AND RESTATED
             INCENTIVE STOCK OPTION PLAN AS AMENDED

     The purpose of the 1993 Incentive Plan is to provide a means by which certain employees of the Company and its affiliates may be given an opportunity to purchase Common Stock and to qualify such options as "Incentive Stock Options" as such term is defined in Section 422 of the Code. The 1993 Incentive Plan is intended to advance the interests of the Company by encouraging stock ownership on the part of certain employees, by enabling the Company (and its affiliates) to secure and retain services of highly qualified persons, and by providing employees with an additional incentive to advance the success of the Company (and its affiliates).

     The 1993 Incentive Plan currently authorizes the issuance of up to 2,359,000 shares of Common Stock pursuant to options granted under the 1993 Incentive Plan. As of September 30, 1999, no shares of Common Stock remained available for future grants under the 1993 Incentive Plan, and options to acquire 56,103 shares have been contingently granted under the 1993 Incentive Plan, subject to approval by the stockholders at the Annual Meeting of an increase in the aggregate number of shares available for issuance under the 1993 Incentive Plan as described below. The Board of Directors has determined that it would be desirable to have an additional 1,000,000 shares available for future grants under the 1993 Incentive Plan in order to have available appropriate long-term incentives and competitive compensation opportunities for the employees of the Company. In addition, the Board of Directors has determined that it is in the Company's best interest to conform the 1993 Incentive Plan to the requirements of Section 162(m) of the Code in order to preserve the full income tax deduction available to the Company in the event of any "disqualifying dispositions" described in Section 421(b) of the Code or in the event an option granted under the 1993 Incentive Plan otherwise fails to qualify as an incentive stock option. Accordingly, subject to stockholder approval, the Board of Directors has adopted an amendment to the 1993 Incentive Plan providing (i) for an increase in the aggregate number of shares of Common Stock available for issuance under the 1993 Incentive Plan from 2,359,000 to 3,359,000,
(ii) that the number of shares of Common Stock that may be granted to any employee under the 1993 Incentive Plan shall not exceed 3,359,000, (iii) that members of the Compensation Committee, which administers the 1993 Incentive Plan, shall qualify as both an "outside director" as defined under Section 162(m) of the Code and a "non-employee director" as defined under Rule 16b-3 of the Securities Exchange Act of 1934, (iv) that the Board of Directors shall act in lieu of the Compensation Committee during all periods in which such committee is not in place, and (v) that the Compensation Committee may not exercise any discretion to increase the amount of compensation payable to an optionee in violation of Section 162(m) of the Code. The full text of the 1993 Incentive Plan as amended is attached to this Proxy Statement as APPENDIX B.

     Approval of the 1993 Incentive Plan as amended will require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this matter.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     GENERAL. In July 1993, the Board of Directors of the Company adopted the 1993 Incentive Plan. The 1993 Incentive Plan is currently administered by the Compensation Committee (the "Committee"). Subject to the express provisions of the 1993 Incentive Plan, the Committee may, from time to time, determine the persons that will be granted options under the 1993 Incentive Plan, the number of shares of Common Stock subject to each option and the exercise price, and the time or times when such options shall be granted and may be exercised. Unless otherwise provided in the optionee's stock option agreement, all of the options granted to date under the 1993 Incentive Plan are exercisable over a five-year period. On September 5, 1997, the Company filed with the Commission a registration statement on Form S-8, under the Securities Act registering the shares of Common Stock underlying the options offered under the 1993 Incentive Plan.

     EMPLOYEES WHO MAY PARTICIPATE IN THE INCENTIVE PLAN. All employees of the Company and its affiliates may be granted options under the 1993 Incentive Plan. A director who is not otherwise employed by the Company or an affiliate may not be granted an option.

     EXERCISE. Shares of Common Stock purchased upon exercise of options ("Option Shares") shall at the time of purchase be paid for in full. To the extent that the right to purchase shares has accrued under the 1993 Incentive Plan, options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the option is being exercised, accompanied by full payment for the shares by cash, check or surrender of other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised, or such other consideration and method of payment for the issuance of Option Shares as is permitted under Delaware General Corporation Law.

     The exercise price of Option Shares granted under the 1993 Incentive Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of Option Shares granted to a holder of more than 10% of the total voting power of all classes of the Company's capital stock on the date of the grant). The Committee will determine the fair market value of the Common Stock on the date the option is granted.

     NON-ASSIGNABILITY. No option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option is exercisable only by the optionee.

     TERM. Unless otherwise provided in an optionee's written agreement under the 1993 Incentive Plan, each option granted thereunder will expire not more than ten years from the date the option is granted. However, in the event of the proposed dissolution or liquidation of the Company, the options may expire and terminate at an earlier date.

     The 1993 Incentive Plan will terminate on August 1, 2003, but the Board of Directors may terminate the 1993 Incentive Plan at any time prior thereto. Termination of the 1993 Incentive Plan will not alter or impair, without the consent of the optionee, any of the rights or obligations of any optionee and any option previously granted under the 1993 Incentive Plan.

     TERMINATION OF EMPLOYMENT. In the event that an optionee's employment by the Company and its affiliates is terminated for any reason, the options granted to optionee pursuant to the 1993 Incentive Plan will terminate three months after such termination.

     ADJUSTMENTS TO OPTIONS. In the event of an increase or decrease in the number of outstanding shares of Common Stock as a result of a recapitalization, stock dividend or other event, which increase or decrease is effected without receipt of consideration by the Company, the number of shares for which options may be granted under the 1993 Incentive Plan, the number of shares covered by each outstanding option and the exercise price thereof shall be proportionately adjusted.

     In the event of the proposed dissolution or liquidation of the Company, all options under the 1993 Incentive Plan will terminate as of a date to be fixed by the Committee, provided that the optionee will be given at least 30 days notice and the optionee will have the right during that 30 days to exercise his option.

     RIGHTS AS A STOCKHOLDER. The optionee will have no rights as a stockholder with respect to any shares of Common Stock of the Company held under option until the date of issuance of the stock certificates to him for such shares.

     AMENDMENTS. The Board of Directors may, from time to time, alter, amend, suspend, or discontinue the 1993 Incentive Plan, or alter or amend any and all option agreements granted thereunder; provided, however, that no such action of the Board of Directors, without the approval of the stockholders of the Company, may alter the provisions of the 1993 Incentive Plan so as to decrease the minimum option price; extend the term of the 1993 Incentive Plan beyond ten years or the maximum term of the options granted beyond ten years; alter any outstanding option agreement to the detriment of the optionee without his consent; or decrease, directly or indirectly (by cancellation and substitution of options or otherwise), the option price applicable to any option granted under the 1993 Incentive Plan.

     FEDERAL INCOME TAX ASPECTS. The 1993 Incentive Plan is intended to qualify as a stock option plan under Section 422 of the Code. If the 1993 Incentive Plan qualifies as such, then an employee who receives an incentive stock option under the 1993 Incentive Plan will not be deemed to recognize income either at the time of the grant of the option or, assuming that the optionee has been an employee at all times during the period beginning on the date of the grant and ending three months prior to the date of exercise, at the time of exercise of the option. Gain or loss from the sale or exchange of stock acquired upon such exercise will generally be treated as long-term capital gain or loss, provided that such sale or exchange of the shares does not occur within either the two-year period after the date of the granting of the option or the one-year period after the date such shares were acquired upon exercise. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant of such options or the issuance of shares upon exercise thereof.

     If a disposition (as that term is defined in Section 424(c) of the Code) of shares acquired pursuant to the exercise of an incentive stock option is made within either the two-year period after the date of granting of the option or the one-year period after the date the shares were acquired (a "disqualifying disposition"), the optionee will generally recognize compensation income at the time of disposition equal to the excess of the fair market value of the shares at the time of exercise over the option price (limited to the difference between the amount realized by the employee on the sale of such shares and the exercise price). Any such compensation income recognized as described in this paragraph will increase the optionee's tax basis in his shares. If a disposition described in this paragraph occurs in a taxable transaction, any gain in excess of compensation income recognized on the disposition will be capital gain, and any loss will be capital loss. Such capital gain or loss will be long-term capital gain or loss, depending on the holding period of the shares. If an optionee recognizes compensation income as the result of a disposition as described in this paragraph, the Company will be entitled to a corresponding income tax deduction for its taxable year in which or with which ends the taxable year of the employee in which the amount of compensation income is included in such employee's gross income. The employee will be deemed to have included such compensation income in gross income if the Company satisfies in a timely manner the applicable Form W-2 or Form 1099 reporting requirements under Section 6041 or Section 6041A of the Code, whichever is applicable, and the Treasury regulations thereunder.

     Upon the exercise of an incentive stock option, the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference subject to the alternative minimum tax provisions, unless the optionee makes a disqualifying disposition of such shares as described in the preceding paragraph.

     In the event that options granted under the Plan do not qualify as incentive stock options, the employee will recognize compensation income upon the receipt of such option if the option has a readily ascertainable fair market value at the time of the grant, in the amount of the fair market value of the option. If the nonstatutory stock options do not have a readily ascertainable fair market value, the employee will not recognize income upon grant of the nonstatutory stock options, but will recognize compensation income upon the exercise of the nonstatutory stock options if the shares issued pursuant to such exercise are either transferable or not subject to substantial risk of forfeiture. The amount of the income will be measured by the excess, if any, of the fair market value of the shares at the time of exercise (determined without regard to any restrictions other than a restriction which, by its terms, will never lapse) over the amount paid as the exercise price of the nonstatutory stock options. If, however, the employee is subject to certain restrictions with respect to the shares received upon the exercise of the nonstatutory stock options, then the taxable income realized by the employee will be deferred and will be measured based on the fair market value of the shares at the time the restrictions lapse. Gain or loss on the subsequent sale or exchange of such shares will be capital gain or loss if the shares are a capital asset in the hands of the employee. Such capital gain or loss will be long-term capital gain or loss depending on the holding period. An employee may elect, pursuant to Section 83(b) of the Code, to be taxed in the taxable year in which a nonstatutory stock option is exercised on the difference between the fair market value of the Common Stock on the date of exercise and the exercise price.

     In the case of compensation income recognized by an employee as described above in connection with the exercise of an option, the Company will be entitled to a corresponding income tax deduction for its taxable year in which or with which ends the taxable year of the employee in which the amount of compensation income is included in such employee's gross income. The employee will be deemed to have included such compensation income in gross income if the Company satisfies in a timely manner the applicable Form W-2 or Form 1099 reporting requirements under Section 6041 or Section 6041A of the Code, whichever is applicable, and the Treasury regulations thereunder.

     STOCK OPTION AWARDS

     The following table shows options which have been granted under the 1993 Incentive Plan as of September 30, 1999, to certain persons or groups (including options which have been exercised).


                1993 INCENTIVE STOCK OPTION PLAN

                                                        EXERCISE
                                           NUMBER OF    PRICE PER
NAME AND POSITION                           SHARES      SHARE (1)
-----------------                          ---------    ---------
David D. Halbert                            440,500       $8.60
     Chairman of the Board,
     President and Chief Executive
     Officer

Jon S. Halbert                              415,750       $7.34
     Executive Vice President and
     Chief Operating Officer

Joseph J. Filipek, Jr.                       97,500(2)   $18.08(2)
     Executive Vice President

T. Danny Phillips                           166,500       $11.55
     Senior Vice President and
     Chief Financial Officer

Alan T. Wright                              81,250        $26.86
     Senior Vice President and
     Chief Medical Officer

Executive Officers Group (9 persons)       1,430,250      $13.61

Non-Executive Officer Employee             1,004,853      $24.41
     Group (112 persons)

Non-Executive Officer Director Group         - 0 -          --
     (5 persons)

_______________
(1) Exercise prices shown are weighted averages of the actual exercise prices for stock options granted to the individuals of the groups, as applicable.
(2) This number does not include the 75,000 stock options granted to Mr. Filipek under the Advance Clinical Plan, each with an exercise price of $3.20.


      D.  APPROVAL OF THE COMPANY'S CORPORATE OFFICER INCENTIVE PLAN

     The Board of Directors has adopted the Company's Corporate Officer Incentive Plan (the "Incentive Plan") and has recommended that it be submitted to the Company's stockholders for their approval at the Annual Meeting. The Incentive Plan is intended to motivate key executives to achieve the Company's objectives through incentive cash awards based upon performance goals. The Incentive Plan is structured to permit, and approval of this proposal by the stockholders will enable, awards to qualify as "performance-based compensation" under Section 162(m) of the Code.

SUMMARY OF THE INCENTIVE PLAN

     This summary addresses only certain features of the Incentive Plan. Please refer to the full text of the Incentive Plan included in APPENDIX C attached to this Proxy Statement.

     The Incentive Plan is administered and interpreted by the Compensation Committee. The objectives of the Incentive Plan are as follows: (1) to support the Company's overall business strategies; (2) to reinforce the community of interests of the executives with those of the stockholders of the Company; and (3) to provide an incentive opportunity for executives that is in line with the Company's compensation philosophy. The individuals who, at the discretion of the Compensation Committee, may be eligible to participate in the Incentive Plan are the chief executive officer, the chief operating officer, any executive vice president and the chief financial officer.

     The amount of compensation awarded under the Incentive Plan depends on the organizational performance of the Company. The organizational performance is determined by certain performance measures, which shall consist of earnings per share of the Company and the following operational objectives: revenue growth, return on equity, increase in number of covered lives, mail service level improvement and call center response time improvement. The Compensation Committee will determine the relative weight of the performance measures each fiscal year. The Compensation Committee will establish the following target levels of performance for each performance measure: (1) threshold; (2) target; and (3) outstanding. Goals under the Incentive Plan and the target performance levels will be provided in writing to all participants within 90 days of the beginning of each fiscal year. A cash bonus of a percentage or percentages of base salary will be paid to each participant for each fiscal year in which the performance goals set by the Compensation Committee are met. Payouts under the plan shall be limited to $5,000,000 for any participant in any fiscal year.

     The following table indicates the overall target award levels expressed as a percentage of base salary for each executive position for both the earnings per share and the operational objective components of the bonus. Participants will not receive any cash bonus if earnings per share does not reach the threshold level.

                               AWARD LEVELS
                               -------------

   EXECUTIVE POSITION        THRESHOLD        TARGET      OUTSTANDING
   ------------------        ---------        ------      -----------
Chief Executive Officer         25%            100%          150%
Chief Operating Officer        17.5%           70%           105%
Executive Vice President       17.5%           70%           105%
Chief Financial Officer         15%            60%            90%


     The following table illustrates the compensation that could be awarded under the Incentive Plan for the current fiscal year if the various performance goals are achieved.

                           COMPENSATION AWARDED
                           --------------------
        NAME AND POSITION          THRESHOLD     TARGET     OUTSTANDING
        -----------------          ---------     ------     -----------
David D. Halbert,                   $125,000    $500,000     $750,000
  Chief Executive Officer
Jon S. Halbert,                     $61,250     $245,000     $367,500
  Executive Vice President
David A. George,                    $43,750     $175,000     $262,500
  Executive Vice President
T. Danny Phillips,                  $37,500     $150,000     $225,000
  Chief Financial Officer

EFFECT OF FEDERAL INCOME TAXATION ON THE INCENTIVE PLAN

     The following discussion of tax consequences with respect to the compensation that may be awarded under the Incentive Plan is not comprehensive and is intended only as a brief summary. The laws and regulations governing the tax aspects of awards are complex and are subject to change in the future.

     Upon the payment of compensation awarded to a plan participant, the participant will recognize compensation income and the Company will then be entitled to a deduction for tax purposes in the amount of the compensation awarded.

     According to the Incentive Plan, its terms shall be interpreted in such a fashion so as to qualify all compensation paid under the Incentive Plan as "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code. The Board of Directors believes that all compensation paid under the Incentive Plan is performance based and therefore will be deductible for tax purposes by the Company under Section 162(m) of the Code.

     Approval of the Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this matter.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

              E. RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Arthur Andersen, LLP, which has served as independent auditors of the Company since 1992, as independent auditors of the Company for the fiscal year ending March 31, 2000, and recommends ratification by the stockholders of such appointment. Such ratification requires the affirmative vote of the holders of a majority of the Common Stock of the Company entitled to vote on this matter and represented in person or by proxy at the Annual Meeting. Accordingly, under the Bylaws of the Company and in accordance with Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The persons named in the accompanying proxy intend to vote for ratification of such appointment unless instructed otherwise on the proxy.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of Arthur Andersen, LLP as the Company's independent auditors without the approval of the stockholders of the Company whenever the Board of Directors deems such termination necessary or appropriate. A representative of Arthur Andersen, LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                               ANNUAL REPORT

     The 1999 Annual Report of the Company, including financial statements, accompanies this Proxy Statement.

                           STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company's 2000 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at the address indicated on page 1 of this Proxy Statement, so that the Secretary receives it no later than June 23, 2000.

                                 FORM 10-K

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO ADVANCE PARADIGM, INC., 545 EAST JOHN CARPENTER FREEWAY, SUITE 1570, DALLAS, TEXAS 75062, ATTENTION: DANNY PHILLIPS, SECRETARY. COPIES OF EXHIBITS ARE AVAILABLE UPON PAYMENT OF $25.00 TO COVER THE COSTS OF REPRODUCTION.

                               OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                              By Order of the Board of Directors,


                              Danny Phillips
                              Secretary
OCTOBER 22, 1999

                                                                 APPENDIX A


                         CERTIFICATE OF AMENDMENT
                                  TO THE
             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                          ADVANCE PARADIGM, INC.

     Advance Paradigm, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY THAT:


     FIRST:  The corporation was originally incorporated under the name

Advance Pharmacy Services, Inc. and filed its original Certificate of

Incorporation with the Secretary of State of Delaware on July 27, 1993.

The Amended and Restated Certificate of Incorporation was filed on

October 7, 1996 and a Certificate of Amendment was filed on October 11,

1996.

     SECOND: The first paragraph of Article IV of the Amended and Restated

Certificate of Incorporation is hereby deleted and replaced in its entirety with the following:

          "The aggregate number of shares of capital stock which the Company shall have authority to issue is 55,000,000 shares of capital stock, consisting of 50,000,000 shares of Common Stock, par value $0.01 per share and five million (5,000,000) shares of which is Preferred Stock, par value of $0.01 per share. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate."


     THIRD:  The foregoing amendment was declared advisable and proposed to the corporation's stockholders by resolutions adopted by unanimous written consent of the Board of Directors dated October 8, 1999.


     FOURTH:  Pursuant to resolution of its Board of Directors, the stockholders of said corporation approved the amendment at the Annual

Meeting of Stockholders held on November 10, 1999.


     FIFTH:  Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of

Delaware.


     IN WITNESS WHEREOF, Advance Paradigm, Inc. has caused this certificate to be signed by David D. Halbert, its President and Chief Executive

Officer, and Danny Phillips, its Secretary, this ___ day of

__________________, 1999.


                                   ADVANCE PARADIGM, INC.



                                   By _______________________________
                                      David D. Halbert
                                      President and Chief Executive
                                      Officer


ATTEST:

______________________________
Danny Phillips
Secretary

                                                                 APPENDIX B


                          ADVANCE PARADIGM, INC.
                           AMENDED AND RESTATED
                        INCENTIVE STOCK OPTION PLAN


     1. PURPOSE. The purpose of this Amended and Restated Incentive Stock Option Plan (the "Plan") is to provide a means by which certain employees of Advance ParadigM, Inc. (the "Company") and its Affiliates (as defined below) may be given an opportunity to purchase common stock of the Company ("Common Stock") and to qualify such options as "incentive stock options" as such term is defined in Section 422 of the Internal Revenue Code of 1986 (the "Code"). The Plan is intended to advance the interests of the Company by encouraging stock ownership on the part of certain employees, by enabling the Company (and its Affiliates) to secure and retain the services of highly qualified persons, and by providing employees with an additional incentive to advance the success of the Company (and its Affiliates). For purposes of this Plan, Affiliate shall mean any parent or subsidiary corporation of the Company as defined in Sections 424(e) and (f) respectively of the Code. Affiliation shall refer to a group of Affiliates. The Plan has been conformed to the requirements of Section 162
(m) of the Code and the Treasury Regulations thereunder pertaining to "qualified performance--based compensation" in order to preserve the full deduction available to the Company in the event of any "disqualifying dispositions" described in Code Section 421 (b) or in the event an option hereunder otherwise fails to qualify as an incentive stock option.

     2.   STOCK SUBJECT TO OPTION. Subject to adjustment as provided in
Section 4 (g) hereof, options may be granted by the Company from time to time to purchase up to an aggregate of 3,359,000 shares of the Company's authorized but unissued Common Stock; provided, however, that the number of shares that may be granted to any employee under the Plan over the term of the Plan shall not exceed 3,359,000. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoptioned under the Plan. The Company shall not be required upon the exercise of any option, to issue or deliver any shares of stock prior to the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation as the Company shall determine to be necessary or desirable.

     3. PARTICIPANTS. All employees of the Company and its Affiliates may be granted options under the Plan. A director who is not otherwise employed by the Company (or an Affiliate) may not be granted an option. A person who holds an option granted hereunder that has not expired is referred to as an optionee.

     4. TERMS AND CONDITIONS OF OPTIONS. The Committee (as that term is defined in Section 5) may grant options from time to time pursuant to the Plan. Such options shall be evidenced by written agreements substantially in the form of the Stock Option Agreement, which is attached hereto as Appendix A, and shall not be inconsistent with this Plan. Shares of stock that may be purchased under an option granted pursuant to this Plan shall sometimes hereinafter be referred to as "Option Shares." Nothing in this Plan or an option granted hereunder shall govern the employment rights and duties between the optionee and the Company or Affiliate. Neither this Plan, nor any grant or exercise pursuant hereto, shall constitute an employment agreement among such parties.

          (a) OPTION PRICE. The option price for each Option Share shall not be less than the fair market value of a share of the Common Stock on the date the option is granted; provided, however, the foregoing notwithstanding, the option price for options granted to any employee owning stock (using the attribution of stock ownership rules of Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates on the date such option is granted (a "10% Shareholder"), shall be at least 110% of the fair market value of the Common Stock on the date the option is granted. The Committee shall, in good faith, determine the fair market value of the Common Stock on the date the option is granted, and the fair market value may be more or less than the book value of the Common Stock.

          (b) TERM OF OPTION. Any other provision of this Plan notwithstanding, unless otherwise provided in an optionee's Stock Option Agreement, each option granted under this Plan shall expire not more than ten years from the date the option is granted, except that under the circumstances described in Section 4(i), options may expire and terminate at an earlier date.

          (c) EXERCISE OF OPTION. Unless otherwise provided in an optionee's Stock Option Agreement, each option shall be exercisable as to 20% of the total shares covered by such option as of the first anniversary of the date of grant, and the right to exercise with respect to an additional 20% of the total shares shall accrue on each of the next four anniversaries of the date of grant and shall be cumulative. The date of grant shall be the date set forth in any option as the Date of Grant. Further, where an optionee's employment by the Company and its Affiliates is terminated for any reason, no option shall give an optionee (or his successor) a right to acquire any greater number of shares than he had rights to acquire on the date of his termination. The Committee may accelerate the time at which an option may be exercised.

          (d)  MANNER OF EXERCISE.

               (i) Shares of Common Stock purchased upon exercise of options shall at the time of purchase be paid for in full. To the extent that the right to purchase Option Shares has accrued hereunder, options may be exercised from time to time by written notice to the Company stating the full number of Option Shares with respect to which the option is being exercised and the time of delivery thereof, which shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon, accompanied by full payment for the shares which may be paid in cash, by check or in shares of Common Stock having a fair market value (as determined by the Committee in good faith) on the date of surrender equal to the aggregate exercise price of the Option Shares as to which the Option is exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Option Shares as is permitted under Delaware General Corporation Law.

               (ii) At the time of delivery, the Company shall, without stock transfer or issue tax to the optionee (or other person entitled to exercise the option), deliver to the optionee (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such Option Shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. If the Option Shares are not registered under the Securities Act of 1933 (the "Act"), then the Company at the time of exercise will require in addition that the registered owner deliver investment representations in form acceptable to the Company and its counsel, and the Company will place a legend on the certificate for such Option Shares restricting the transfer of same. At no time shall the Company have any obligation or duty to register under the Act the Option Shares.

               (iii) The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery of shares, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the fair market value as of the settlement date of the applicable award.

          (e) NON-ASSIGNABILITY OF OPTION RIGHTS. No option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option is exercisable only by the optionee.

          (f) TERMINATION OF EMPLOYMENT. In the event that optionee's employment by the Company and its Affiliates shall terminate for any reason, the options granted to optionee pursuant to this Plan shall terminate on the three-month anniversary of such termination. Should the optionee elect to exercise an option granted hereunder during the three-month period beginning on the date of termination, the Company shall have the right to purchase and, upon written notice from the Company of its intention to exercise such right, the optionee shall sell to the Company, all Option Shares acquired during such three-month period. If the Company elects to purchase any or all of such shares, the Company shall provide written notice thereof and shall pay to the optionee the fair market value of such shares as determined in good faith by the Board of Directors as of the date of the termination of optionee's employment. The Company shall not have the right to purchase any shares under this Section 4(f) if the Common Stock has been registered under the Act and has been listed or admitted to trading on one or more national securities exchanges or is quoted by the NASD Automated Quotation System.

          (g) ADJUSTMENT OF OPTIONS ON RECAPITALIZATION. The aggregate number of shares of Common Stock for which options may be granted to persons participating under the Plan, the number of shares covered by each outstanding option, and the exercise price per share for each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from the subdivision or consolidation of shares, or the payment of a stock dividend after the date of grant of the option, or other increase in such shares effected without receipt of consideration by the Company, provided, however, that any options to purchase fractional shares resulting from any such adjustment shall be eliminated, and provided further, that any such adjustment shall be made in a manner so as not to constitute a modification as defined in Section 424(h)(3) of the Code.

          (h)  ADJUSTMENT OF OPTIONS UPON REORGANIZATION.

               (i) With respect to options to acquire stock of an Affiliate of optionee's then present employer, if optionee's then present employer ceases to be affiliated with the other member(s) of the Affiliation, then the option shall expire and terminate thirty (30) days after the date on which optionee's employer ceases to be an Affiliate. Notwithstanding the foregoing, the provisions of this Section 4(h) shall be subject to Section 4(b) and shall be subject to Section 4(i) if the optionee receives notice under Section 4(i) at a time earlier than the notice provided for herein.

               (ii) Excluding for purposes of this Section 4(h)(2) any transactions between the Company and any Affiliate of the Company, in the event of (i) a sale of substantially all of the Common Stock, (ii) a sale of substantially all of the assets of the Company, or (iii) a merger in which the Company is not to be the surviving corporation (each a "Vesting Transaction"), the options of an optionee granted hereunder may, in the sole discretion of the Board of Directors, automatically vest immediately prior to the closing of a Vesting Transaction and, to the extent such Vesting Transaction does not occur, the vesting shall be deemed rescinded and optionee shall again only be entitled to exercise the options in accordance the terms of the optionee's Stock Option Agreement. The Company shall give each optionee holding vested options or entitled to accelerated vesting written notice of any Vesting Transaction at least fifteen (15) days prior to the closing of any such transaction, and each such optionee shall notify the Company of its intent to exercise any or all of its options immediately prior to the closing of such Vesting Transaction; provided, however, that any options not exercised prior to the closing of such Vesting Transaction shall expire on the closing of such Vesting Transaction. The foregoing notwithstanding, the provisions of this Section 4(h)(2) shall be subject to Sections 4(b) and 4(d).

          (i) DISSOLUTION OF ISSUER OF OPTION STOCK. In the event of the proposed dissolution or liquidation of the Company, the options granted hereunder shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days prior written notice of the date so fixed shall be given to the optionee, and the optionee shall have the right, during the period of thirty (30) days preceding such termination, to exercise his option. The foregoing notwithstanding, the provisions of this Section 4(i) shall be subject to Section 4(b) and shall be subject to Section 4(h) if the optionee receives notice under Section 4(h) at a time earlier than the notice provided for herein.

          (j) RIGHTS AS A SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any shares of Common Stock of the Company held under option until the date of issuance of the stock certificates to him for such shares. Except as provided in Section 4(g), no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     5.   ADMINISTRATION.

          (a) The Plan shall be administered by the Compensation Committee (the "Committee") consisting of one or more directors to be appointed by the Board of Directors of the Company; provided, however, that each director shall, while serving on the Committee, qualify as both an "Outside Director" under the Treasury Regulations promulgated under Section 162 (m) of the Code and a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Board of Directors may, from time to time, remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board of Directors, may make such rules and regulations for the conduct of its business as it shall deem advisable. All action of the Committee shall require the affirmative vote of 75% of its members. Any action may be taken by a written instrument signed by all of the members, and action so taken shall be fully as effective as if it had been taken by a vote of all of the members at a meeting duly called and held. The Board of Directors shall act in lieu of a Committee during all periods in which a Committee is not in place.

          (b) Subject to the express terms and conditions of the Plan, the Committee shall have full power to grant options under the Plan, to construe or interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.

          (c) Subject to the provisions of Sections 3 and 4 hereof, the Committee may, from time to time, determine which employees of the Company or its Affiliates shall be granted options under the Plan, the number of Option Shares subject to each option, and the time or times at which options shall be granted, and the Company may grant such options under the Plan. However, the Committee may not exercise any discretion to increase the amount of compensation payable to an optionee hereunder in violation of Code Section 162 (m) or the Treasury Regulations promulgated thereunder.

          (d) The Committee shall report to the Board of Directors the names of employees granted options, the number of Option Shares subject to, and the terms and conditions of each option.

          (e) No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or to any option.

     6.   EFFECTIVE DATE AND TERMINATION.

          (a)  The effective date of the Plan is August 1, 1993.

          (b) The Plan shall terminate on August 1, 2003; but the Board of Directors may terminate the Plan at any time prior to ten years from the effective date of the Plan. Termination of the Plan shall not alter or impair, without the consent of the optionee, any of the rights or obligations and any option theretofore granted under the Plan.

     7. AMENDMENTS. The Board of Directors of the Company may, from time to time, alter, amend, suspend, or discontinue the Plan, or alter or amend any and all option agreements granted thereunder, provided, however, that no such action of the Board of Directors, without the approval of the shareholders of Company, may alter the provisions of the Plan so as to:

          (a)  decrease the minimum option price;

          (b) extend the term of the Plan beyond ten years or the maximum term of the options granted beyond ten years;

          (c) alter any outstanding option agreement to the detriment of the optionee without his consent; or

          (d) decrease, directly or indirectly (by cancellation and substitution of options or otherwise), the option price applicable to any option granted under this Plan.

     The foregoing notwithstanding, (i) the Board of Directors may amend the Plan in any respect in order to qualify the options granted pursuant hereto as Incentive Stock Options as defined in Section 422 of the Code, and (ii) no amendment may be made to this Plan (or any option granted hereunder without the consent of the optionee) which could constitute a modification of any option outstanding under Section 424(h) of the Code or which would adversely affect an outstanding option's status as an incentive stock option under Section 422 of the Code.

     8. STATUS OF OPTIONS. Options granted pursuant to this Plan are intended to qualify as Incentive Stock Options within the meaning of
Section 422 of the Code, and the terms of this Plan and options granted hereunder shall be so construed, provided, however, that nothing in this Plan shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the options granted pursuant to this Plan are, or will be, determined to be Incentive Stock Options, within the meaning of Section 422 of the Code.

     9. USE OF PROCEEDS. The proceeds from the sale of Common Stock pursuant to the exercise of options will be used for the Company's general corporate purposes.

                                APPENDIX A

                     INCENTIVE STOCK OPTION AGREEMENT


     Advance ParadigM, Inc. (the "Company"), in consideration of the value of the continuing services of [NAME] ("Optionee"), which continuing services the grant of this option is designed to secure, and in consideration of the undertakings made herein by Optionee, and pursuant to its 1993 Incentive Stock Option Plan (the "Plan"), hereby grants to Optionee an option, evidenced by this option agreement, exercisable for the period and upon the terms hereinafter set out, to purchase <____________ (___)> shares of common stock ("Common Stock") of the Company upon exercise of the option.

     1.   EXERCISE PRICE.  The exercise price of the option shall be
<$______> per share, which price represents at least 100% of the fair market value of a share of the Common Stock at the Date of Grant (as hereinafter defined).

     2. TERM OF OPTION. This option is granted and dated as of <DATE OF GRANT> (sometimes hereinafter called the "Date of Grant"), and will terminate and expire, to the extent not previously exercised, ten (10) years after the Date of Grant, or at such earlier time as may be specified in Section 4 of the Plan. Except as otherwise provided in this Option Agreement or in the Plan, this option is exercisable as to 20% of the total shares covered by such option as of the first anniversary of the Date of Grant, and the right to exercise with respect to an additional 20% of the total shares shall accrue on each of the next four anniversaries of the Date of Grant and shall be cumulative.

     3. MANNER OF EXERCISE. The Optionee (or other person entitled to exercise the option) shall purchase shares of Common Stock subject hereto in the manner and in accordance with the rules set forth in the Plan.

     4. TERMINATION OF EMPLOYMENT. As provided in the Plan, if Optionee's employment with the Company and its Affiliates (as defined in the Plan) is terminated for any reason, (i) any portion of the option not vested on the date of termination will be forfeited, and (ii) at any time within three months of the date of such termination, the Optionee shall have the right to exercise any or all of the options vested in such Optionee immediately prior to such termination; provided, however, that, if the Common Stock has not been registered in accordance with the Securities Act of 1933 and has not been listed or admitted to trading on one or more national securities exchanges or is not quoted by the NASD Automated Quotation System, any shares of Common Stock acquired upon exercise of the option following such termination, will be subject to purchase by the Company at the fair market value of such shares as determined in good faith by the Board of Directors.

     5. ADJUSTMENTS ON RECAPITALIZATION. The number of shares of Common Stock subject hereto and the option price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from the subdivision or consolidation of shares, or the payment of a stock dividend after the Date of Grant, or other decrease or increase in the shares of Common Stock outstanding effected without receipt of consideration by the Company, provided, however, that any options to purchase fractional shares resulting from such adjustments shall be eliminated.

     6. SUBJECT TO PLAN. This option is subject to all the terms and conditions of the Plan, and specifically to the power of the Compensation Committee of the Board of Directors of the Company to make interpretations of the Plan and of options granted thereunder, and of the Board of Directors of the Company to alter, amend, suspend, or discontinue the Plan subject to the limitations expressed in the Plan. By acceptance hereof, Optionee acknowledges receipt of a copy of the Plan and recognizes and agrees that all determinations, interpretations, or other actions respecting the Plan may be made by a majority of the Board of Directors of the Company or of the Compensation Committee, and that such determinations, interpretations, or other actions are final, conclusive and biding upon all parties, including Optionee.

     IN WITNESS WHEREOF, this Option Agreement is executed as of the <DATE OF GRANT>.

                                   ADVANCE PARADIGM, INC.



                                   By: _________________________
                                   Name: _______________________
                                   Title: ______________________


     The undersigned Optionee hereby accepts the benefits of the foregoing Incentive Stock Option Agreement.



                                   ____________________________
                                   [NAME], Optionee

                                                                 APPENDIX C



             ADVANCE PARADIGM CORPORATE OFFICER INCENTIVE PLAN


     1. PLAN OBJECTIVES. The objectives of this plan (the "Plan") are to do the following:

          (a) support the overall business strategies of Advance Paradigm, Inc. (the "Company");

          (b) reinforce the community of interests of the executives with those of the shareholders of the Company; and

          (c) provide an incentive opportunity for executives that is in line with the Company's compensation philosophy.

     2. ADMINISTRATION OF THE PLAN. The Compensation Committee (the "Committee") of the board of directors (the "Board") of the Company will administer and interpret the Plan.

     3. ELIGIBILITY AND PARTICIPATION. The individuals eligible to participate in the Plan are the following officers of the Company: the chief executive officer, the chief operating officer, any executive vice president and the chief financial officer. The Committee shall designate those eligible individuals who shall participate in the Plan from time to time.

     4. PERFORMANCE GOALS. A cash bonus of a percentage or percentages of base salary will be paid to each participant for each fiscal year of the Company in which the performance goals set by the Committee are met. The performance goals shall consist of earnings per share of the Company ("EPS") and/or the following specific operational objectives: revenue growth; return on equity; increase in number of covered lives; mail service level improvement; call center response time improvement (EPS and such operational objectives being collectively referred to herein as "Performance Goals").

     There will be three defined levels of EPS performance:

          --- Threshold---the minimum performance level for which a payout will occur

          ---  Target---the targeted performance level

          ---  Outstanding---an outstanding level of performance

     No payout will occur for EPS performance less than the threshold.

     From one to five operational objectives, or measures, will be selected annually. Alternatively, no operational objectives may be selected for a year. For each operational objective selected, three defined levels of performance generally will be established:

          --- Threshold---the minimum performance level for which a payout will occur

          ---  Target---the targeted performance level

          ---  Outstanding---an outstanding level of performance

     For some objectives, it may not be possible to define three levels, in which case one to two levels will be defined. Target performance levels, however, will be defined for all objectives.

     5. COMMUNICATION OF PERFORMANCE GOALS PERFORMANCE. The specific Performance Goals under the Plan will be provided by the Committee in writing to all Plan participants within 90 days of the beginning of each fiscal year. For each Performance Goal, target performance levels and weighting will be defined and communicated within the 90-day period. As appropriate, threshold and outstanding levels of performance will also be provided at that time. Prior to payment of any bonuses hereunder the Committee must certify in writing that the Performance Goals for the year have been met.

     6. TARGET AWARD LEVELS. The compensation philosophy, existing award levels, and competitive market analysis were combined to develop recommended Plan incentive target award levels. The following matrix indicates the overall target award levels by executive position for EPS and the operational objective components of the bonus:

                                      AWARD LEVELS
                      --------------------------------------------
EXECUTIVE POSITION    THRESHOLD*        TARGET*       OUTSTANDING*
------------------    ----------        -------       ------------

CEO                       25%            100%             150%
COO                      17.5%            70%             105%
EVP                      17.5%            70%             105%
CFO                       15%             60%              90%
*Award Levels are expressed as a percentage of base salary.

A minimum EPS must be achieved before any incentives are awarded under the Plan. The following example illustrates the calculation of the bonus under the Plan:

     EXAMPLE: The Company achieves an outstanding level of performance with respect to its EPS goal for the fiscal year. The Committee earlier timely determined that the bonus for the year should be weighted 75% to the specific EPS target and 25% to the specific operational objections that were set. However, only a threshold level of performance is achieved with respect to the other operational objectives for the year. Executive A's base salary for the year is $100,000. Executive A's bonus under the Plan for the year is $118,750. This amount is determined as the sum of the (a) 150% of 75% of the $100,000 base salary (or $112,500) plus (b) 25% of 25%
of the $100,000 base salary (or $6,250).

     7. DISCRETION. The Committee may, at its discretion, reduce the bonus of any participant in the Plan based on an evaluation of individual or organizational performance. The Committee shall, in setting performance goals for the fiscal year, be entitled to reasonably set the goals and shall have, without limitation, the right to exclude extraordinary items from the definition of EPS. Particular items of revenue, income or expense may be considered extraordinary for this purpose. The foregoing notwithstanding, however, neither the Committee, nor any other person or entity, shall have any discretion to increase the amount of any bonus payable under the Plan contrary to the requirements for "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986.

     8. LIMITATIONS. Payouts under the Plan shall be limited to $5,000,000 for any participant in any fiscal year of the Company.

                                   PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          ADVANCE PARADIGM, INC.


     The undersigned hereby appoints Danny Phillips and David D. Halbert proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Advance Paradigm, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held November 10, 1999 or any adjournment thereof.

    (Continued, and to be marked, dated and signed, on the other side)


                                                      Please mark your vote
                                              as indicated in this example:
                                                                        /X/

ITEM 1. Election of directors duly    ITEM 4. Proposal to approve the
        nominated:                            Corporate Officer Incentive
                                              Plan.
        Stephen L. Green and
        Michael D. Ware
                                               FOR       AGAINST   ABSTAIN
                   WITHHELD                   /    /     /    /    /    /
        FOR        for all
        /    /      /    /

ITEM 2. Proposal to approve the       ITEM 5. Proposal to ratify the
        amendment to the Amended              selection of Arthur
        and Restated Certificate              Andersen, LLP as independent
        of Incorporation.                     auditors of the corporation.

         FOR     AGAINST   ABSTAIN             FOR       AGAINST   ABSTAIN
        /    /   /    /    /    /             /    /     /    /    /    /

ITEM 3. Proposal to approve the       ITEM 6. In their discretion, the
        Amended and Restated                  Proxies are authorized
        Incentive Stock Option                to vote upon such other
        Plan as amended.                      business as may properly
                                              come before the meeting.
         FOR      AGAINST  ABSTAIN
        /    /    /    /   /    /     ---------------------------------


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below):

-------------------------------------------------------

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3, 4 and 5.

A vote "FOR" Proposals 1, 2, 3, 4 and 5 is recommended by the Board of Directors.

                              Please sign exactly as name appears below.
                              When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                              CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s) __________________________      Dated ______________, 1999
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                         * FOLD AND DETACH HERE *